June 18, 2008

VIA TELECOPY (941) 727-5293

Intertape Polymer Corp.

IPG (US) Holdings

IPG (US) Inc.

Intertape Polymer, Inc.

ECP GP II Inc.

ECP L.P.

Intertape Polymer Group Inc.

Intertape Polymer US Inc.

IPG Financial Services Inc.

IPG Holdings LP

Spuntech Fabrics Inc.

Polymer International Corp.

3647 Cortez Road West

Bradenton, FL 34210

Attn: Victor DiTommaso, CFA

Re:

First Amendment to Loan and Security Agreement

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated March 28, 2008 (as at any time amended, restated, modified or supplemented, the "Loan Agreement"), among Intertape Polymer Corp., a Delaware corporation ("Intertape"); IPG (US) Holdings Inc., a Delaware corporation ("Holdings"); IPG (US) Inc., a Delaware corporation ("IPG US"), and together with Intertape and Holdings (collectively, "U.S. Borrowers," and each a "U.S. Borrower"), Intertape Polymer Inc., a corporation organized under the Canada Business Corporations Act ("Canadian Borrower"); certain affiliates and subsidiaries party thereto from time to time as guarantors ("Guarantors"); the financial institutions party thereto from time to time as lenders (collectively, "Lenders"); JPMorgan Chase Bank, N.A., a national banking association and Wachovia Bank, National Association, a national banking association, as co-documentation agents (collectively, "Co-Documentation Agents"); and Bank of America, N.A., a national banking association, in its capacity as collateral agent and administrative agent for Lenders (together with its successors in such capacity, "Agent").  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

Borrowers have requested that Agent and Lenders modify certain provisions of the Loan Agreement relating to the EXXON Inventory Conditions, and Agent and Lenders are willing to do so, subject to the terms and on the conditions contained herein.

NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Amendment to Loan Agreement.   The Loan Agreement is hereby amended by deleting in its entirety the last paragraph of Section 8.3.3(b)(ii) of the Loan Agreement and by substituting the following in lieu thereof:

For purposes hereof, "EXXON Inventory Conditions" means (i) on or before May 30, 2008, Obligors shall have either caused to be terminated any UCC financing statements that are in existence on the Closing Date in favor of EXXON Mobil with respect to the EXXON Inventory or obtained a Lien subordination and intercreditor agreement from EXXON Mobil in favor of Agent acceptable to Agent in its discretion, and (ii) if Obligors fail to satisfy clause (i) above on or before May 30, 2008, Agent shall have established an Availability Reserve in an amount equal to 1.00 times the amount of the payables owing by Obligors to EXXON Mobil on any date of determination; provided, that if Obligors elect to terminate their existing consignment agreement with EXXON Mobil and any related UCC financing statements, then Agent shall establish an Availability Reserve (to the extent not previously established) equal to 1.00 times the amount of the payables owing by Obligors to EXXON Mobil, and such Availability Reserve shall remain outstanding no less than 90 days after the date of the termination of such agreement.

2.

No Novation, etc.   The parties hereto acknowledge and agree that, except as set forth herein, nothing in this letter amendment shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This letter amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

3.

Acknowledgments and Stipulations; Representation and Warranties.  By their signature below, each of the Borrowers hereby: (a) ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrowers' covenants, duties, indebtedness and liabilities under the Loan Documents; (b) acknowledges and stipulates that (i) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) all of the Obligations of Borrower are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower), and (iii) the security interests and Liens granted by Borrowers in favor of Agent are duly perfected, first priority security interests and Liens; and (c) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter amendment, that (i) no Default of Event of Default exists on the date hereof, (ii) the execution, delivery and performance of this letter amendment have been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower, and (iii) all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

4.

Miscellaneous.  Upon the effectiveness of this letter amendment, each reference in the Loan Agreement to "this agreement," "hereunder," or words of like impart shall mean and be a reference to the Loan Agreement, as amended by this letter amendment. This letter amendment shall be governed by and construed in accordance with the internal laws of the State of New York,  without regard to conflict of law principles (other than section 5-1401 of the New York General Obligation Law and federal law relating to national banks). This letter amendment shall be binding upon and inure to the benefit of the Borrowers, Guarantors, Agent, Co-Documentation Agent, each Lender, and their respective successors and assigns. This letter amendment may be executed in any number of counterparts and by different parties to this letter amendment on separate counterparts, each of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Each Borrower agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter amendment.

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signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this letter amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and a U.S. Lender By: /s/ Seth Benefield Name: Seth Benefield Title: Senior Vice President

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Letter Amendment (June 2008)

U.S. BORROWERS: INTERTAPE POLYMER CORP. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
IPG (US) HOLDINGS INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
IPG (US) INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President

[Signatures continue on following page.]

Letter Amendment (June 2008)

CANADIAN BORROWER: INTERTAPE POLYMER INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President

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Letter Amendment (June 2008)

GUARANTORS: ECP GP II INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President

ECP L.P. By: ECP GP II Inc., General Partner By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
INTERTAPE POLYMER GROUP INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
INTERTAPE POLYMER US INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
IPG FINANCIAL SERVICES INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President

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Letter Amendment (June 2008)

IPG HOLDINGS LP By: Intertape Polymer Inc., General Partner By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President

SPUNTECH FABRICS INC. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: Vice President
POLYMER INTERNATIONAL CORP. By: /s/ Burgess H. Hildreth Name: Burgess H. Hildreth Title: President

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Letter Amendment (June 2008)

LENDERS: BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender By: /s/ Medina Sales de Andrade Name: Medina Sales de Andrade Title: Vice President

[Signatures continue on following page.]

Letter Amendment (June 2008)

CAPITAL ONE LEVERAGE FINANCE CORP., as a U.S. Lender By: /s/Todd Kemme Name: Todd Kemme Title: Vice President

Letter Amendment (June 2008)

COMERICA BANK, as a U.S. Lender and a Canadian Lender By: /s/ Larry S. Yamamoto Name: Larry S. Yamamoto Title: Vice President, Corporate Finance

Letter Amendment (June 2008)

JPMORGAN CHASE BANK, N.A., as a U.S. Lender and a Co-Documentation Agent By: /s/ Barry Walsh Name: Barry Walsh Title: Vice President

Letter Amendment (June 2008)

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender By: /s/ Barry Walsh Name: Barry Walsh Title: Vice President

Letter Amendment (June 2008)

LLOYDS TSB COMMERCIAL

FINANCE LIMITED, as a U.S. Lender

By:

/s/ Jeremy Harrison

Name:

Jeremy Harrison – VP – ABL

Lloyds TSB Commercial Finance LTD

1251 Avenue of the Americas

39th Floor

New York, New York 10020

Letter Amendment (June 2008)

REGIONS BANK, as a U.S. Lender By: /s/ Catherine A. Cowan Name: Catherine A. Cowan Title: Senior Vice President

Letter Amendment (June 2008)

U.S. BANK, NATIONAL ASSOCIATION, as a U.S. Lender By: /s/ Carolyn M. Rooney Name: Carolyn M. Rooney Title: Vice President

Letter Amendment (June 2008)

U.S. BANK, NATIONAL ASSOCIATION, as a Canadian Lender By: /s/ Kevin Jephcott Name: Kevin Jephcott Title: Principal Officer

Letter Amendment (June 2008)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a U.S. Lender and a Co-Documentation Agent By: /s/ Josephine Norris Name: Josephine Norris Title: Director

Letter Amendment (June 2008)

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Canadian Lender By: /s/ Niall Hamilton Name: Niall Hamilton Title: Senior Vice President Wachovia Capital Finance Corporation (Canada)

ORLDOCS 12148022 1

Letter Amendment (June 2008)